CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated March 14, 2025, relating to the financial statements of Virtus Global Credit Opportunities Fund, which appears in such Registration Statement. We also consent to the references to us under the headings, “Glossary” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 14, 2025